As filed with the Securities and Exchange Commission on July 31, 2008
Registration No. 333-152365

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Amendment No.1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INTERPRO MANANGEMENT CORP.
(Exact name of Registrant as specified in its charter)

Nevada	7372	98-0537233
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code)	Identification No.)

Mohanad Shurrab
President
601 Union Street
Two Union Square
42nd floor
Seattle, Washington 98101
Phone (206) 652-3770
Fax: (206) 652-3205
(Address and telephone number of Registrant's principal executive offices)
(Address of principal place of business or intended principal place of business)

Business Filings Incorporated
6100 Neal Road, Suite 880
Reno, NV 89501
Phone: (800) 981-7183
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies of all Correspondence to:

SRK Law Offices
Rabin Science Park
Rehovot, Israel
Telephone No.: (718) 360-5351
Facsimile No.: (011) (972) 8-936-6000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

Signatures

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1/A and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Dubai, UAE on July 31, 2008.

INTERPRO MANANGEMENT CORP.

By:	/s/ Mohanad Shurrab
Name: Mohanad Shurrab
Title: President, Treasurer, Secretary and
Director
(Principal Executive and Principal
Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Date: July 31, 2008	/s/ Mohanad Shurrab
Name: Mohanad Shurrab
Title: President, Treasurer, Secretary and
Director
(Principal Executive and Principal
Financial and Accounting Officer)

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